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[Merrill Lynch Letterhead]
                                                                   EXHIBIT 23.7



                                  May 9, 1997



Great Western Financial Corporation
9200 Oakdale Avenue
Chatsworth, CA 91311

Members of the Board:

We hereby consent to the use of our opinion letters to the Board of Directors of Great Western Financial Corporation, included as Appendix E and F to the Prospectus/Joint Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Great Western
Financial Corporation with Washington Mutual, Inc., and to the references to such opinions in such Prospectus/Joint Proxy Statement under the captions "Summary," "The WASHINGTON MUTUAL/GREAT WESTERN Merger - Reasons for the Washington Mutual/Great Western Merger; Recommendations of the Boards of Directors," and "Opinions of Great Western Financial Advisors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        Merrill Lynch, Pierce, Fenner & Smith
                                                Incorporated
                                        /s/ John P. Esposito
                                        Name: John P. Esposito
                                        Title: Vice President